EXHIBIT 8

                            SHARE PURCHASE AGREEMENT


THIS SHARE PURCHASE AGREEMENT (the "Agreement"), dated as of February 25, 2002, is made by and between CHRISTOPHER A. JOHNSTON, an individual residing in Jackson Hole Wyoming ("Seller"), and DJDK L.L.C., a Nevada limited liability company ("Buyer").

WHEREAS, Buyer wishes to buy and Seller wishes to sell 121,510 shares of common stock (the "Shares") of Royal Precision, Inc., a Delaware corporation (the "Company"), on the terms and conditions herein contained;

NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1. SALE OF SHARES. Seller hereby sells the Shares to Buyer and Buyer hereby buys the Shares from Seller for a purchase price of $30,377.50 (the "Purchase Price").

SECTION 2. DELIVERIES. Simultaneously with the execution of this Agreement:

     2.1. BY SELLER. Seller is delivering to Buyer certificates for the Shares duly endorsed for transfer or with accompanying stock power(s), free from any adverse claims.

     2.2. BY BUYER. Buyer is delivering to Seller a promissory note representing the Purchase Price, receipt of which by Seller is hereby acknowledged.

SECTION 3. INVESTMENT INTENT.

     3.1. NO RESALES. Buyer represents and warrants that it is acquiring the Shares for investment, solely for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, except for such distribution and dispositions as are effected in compliance with the Securities Act of 1933 (the "Securities Act") and the rules and regulations thereunder and all applicable state securities or "blue-sky" laws. Buyer agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any part of the Shares, or solicit any offers to purchase, otherwise acquire or take a pledge of any part of its Shares, unless such offer, transfer, sale, assignment, pledge, hypothecation or other disposition or solicitation is either (a) pursuant to an effective registration statement under the Securities Act and registered under any applicable state securities or "blue-sky" laws, or (b) effected only after the Company has been furnished with an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, stating that no such registration is required because of the availability of an exemption from registration in effect thereunder and under applicable state securities or "blue-sky" laws.

     3.2. RISKS OF INVESTMENT. Buyer represents and warrants that (a) it is aware of the merits and risks of an investment in Seller as contemplated by this Agreement; (b) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment in Seller as contemplated by this Agreement; (c) it understands that the Shares are a speculative investment that involves a high degree of risk of loss of its investment therein, that there are substantial restrictions on the transferability of the Shares, and accordingly it may not be possible to liquidate its investment in the Company in case of emergency, if at all; and (d) it is familiar with the business of the Company and understands and has evaluated all the risk factors related to an investment in the Company.

SECTION 4. MISCELLANEOUS.

     4.1. WAIVER. No purported waiver by either party or any default by the other party of any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiving party. No such waiver shall, in any event, be deemed a waiver of any subsequent default under the same or any other term or provision contained herein.

     4.2. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein. No representation or warranty has been made by or on behalf of either party to this Agreement (or any officer, director, employee or agent thereof) to induce the other party to enter into this Agreement or to abide by or consummate any transactions contemplated by any terms of this Agreement, except representations and warranties expressly set forth herein. No alteration, amendment, change or addition to this Agreement shall be binding upon either party unless in writing and signed by the parties to be charged.

     4.3. JOINT PREPARATION. This Agreement is to be deemed to have been prepared jointly by the parties hereto and any uncertainty or ambiguity existing herein shall be interpreted according to the application of the rules of interpretation for arms' length agreements.

     4.4. NO PARTNERSHIP. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership.

     4.5. SUCCESSORS. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and permitted assigns; provided, however, that neither this Agreement, nor any rights herein granted may be assigned, transferred or encumbered except as specifically otherwise permitted herein.

     4.6. NOTICE PROCEDURE. Any consent, waiver, notice, demand, request or other instrument required or permitted to be given under this Agreement shall be in writing and be deemed to have been properly given only when delivered in person or by telecopy or other facsimile transmission (followed with hard copy sent by prepaid courier service), addressed to the following:

        If to Buyer:
        c/o David J. Lyon
        215 South State Street               Tel. No. (801) 323-2270
        Salt Lake City, Utah  84151          Fax No.  (801) 596-2814

        If to Seller:
        P.O. Box 25182
        3490 Club House Drive
        Suite 102                            Tel. No. (307) 739-1188
        Jackson, Wyoming  83001              Fax No.  (307) 739-2288

Notice of change of address will be effective only upon receipt.

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
     4.7. CAPTIONS. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

     4.8. PARTIAL INVALIDITY. If any term or provision of this Agreement, or the application thereof to any person, firm, corporation or other entity or circumstance, shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, firms, corporations or other entities or circumstances other than those as to which it is held invalid, shall be unaffected thereby and each remaining term or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     4.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and the parties hereto may execute this Agreement by signing one or more counterparts.

     4.10. THIRD PARTIES. Nothing herein express or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their respective heirs, successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

     4.11. GOVERNING LAW. This Agreement shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Delaware applicable to agreements to be performed in the State of Delaware.

     4.12. FURTHER ASSURANCES. If, at any time, either of the parties hereto shall consider or be advised that any further documents are necessary or desirable to carry out the provisions hereof, the appropriate party or parties hereto shall execute and deliver, or cause to be executed and delivered, any and all such other documents and do, or cause to be done, all things necessary or proper to fully carry out the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                       /s/ Christopher A. Johnston
                                       -----------------------------------------
                                       Christopher A. Johnston


                                       DJDK L.L.C.

                                       By: /s/ David J. Lyon
                                           -------------------------------------
                                           David J. Lyon, member

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